STANDSTILL AGREEMENT

THIS STANDSTILL AGREEMENT (this “Agreement”) between DDS Technologies USA, Inc. a Nevada corporation, having its principal offices located at 150 East Palmetto Park Road, Suite 510, Boca Raton, Florida 33432 (the “Company”) and High Speed Fragmentation B.V., a Dutch corporation, having its principal offices located at Teleportboulevard 140, 104EJ Amsterdam, Netherlands (the “Shareholder”), is entered into as of September 23, 2004 (the “Effective Date”).

RECITALS

A.    The Company and the Shareholder, among others, are party to that certain Amended and Restated Memorandum of Understanding (the “Memorandum”) entered into as of the 31st day of July, 2004;

B.    Pursuant to the Memorandum, the Company is simultaneously herewith reissuing to the Shareholder, 4,000,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (“Company Common Stock”); and

C.    As a condition to the willingness of the Company to reissue the Shares, the Company has requested that the Shareholder agree, and in order to induce the Company to reissue the Shares, the Shareholder has agreed, to certain limitations on its ownership of the Voting Securities (as defined herein) of the Company and to certain other undertakings.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and in the Memorandum, the parties agree as follows:

1.    Limitation on Ownership of Voting Securities; Certain Undertakings.

The Shareholder covenants and agrees that, from and after the Effective Date, without the prior written consent of the Board of Directors of the Company, for a period of three years it will not:

(a)    directly or indirectly seek, or permit any person over whom or which such person has control (a “Controlled Person”) to seek or encourage or assist any associate, partner or affiliate of such person to seek representation on the Board of Directors of the Company or otherwise seek to participate in or influence the management, management decisions, operating policies, or governing corporate instruments of the Company;

(b)    instigate or join in any attempt to change the management, management decisions, operating policies, governing corporate instruments or conduct of business and affairs of the Company;

(c)    solicit or permit any Controlled Person to solicit, or encourage or assist any associate, partner or affiliate of such person to solicit proxies with respect to any shares of Company Common Stock or other securities of the Company entitled to vote generally for the election of directors or otherwise (“Voting Securities”) under any circumstance, or become a “participant”, or permit any Controlled Person, or encourage or assist any associate, partner or affiliate of such person to become a “participant”, in any “election contest” relating to the election of directors of the Company, changes in governing corporate instruments or otherwise (as such terms are used in Rule 14a-11 of Regulation 14A under the Securities Exchange Act of 1934);

(d)    deposit, or permit any Controlled Person, or encourage or assist any associate, partner or affiliate of such person to deposit, any Voting Securities in a voting trust or similar arrangement, or subject or permit any Controlled Person, or encourage or assist any associate, partner or affiliate of such person to subject any Voting Securities to a voting or similar agreement;

(e)    take any action alone or in concert with any other person to acquire or affect the control of the Company or, directly or indirectly, participate in, or encourage the formation of, any group seeking to obtain or take control of the Company; or

(f)    directly or indirectly seek to influence any contractual relationship of the Company, whether orally, in writing or otherwise (including, without limitation, contractual relationships of the Company with its auditors, its investment bankers and its lenders).

2.    Transfer of Stock. In no event shall the Shareholder, prior to the one year anniversary of the Effective Date, transfer, assign, sell or otherwise dispose of (each, a “Transfer”) any shares of Company Common Stock owned by it unless the transferee agrees in writing to the foregoing restrictions and is approved by the Board of Directors of the Company in their sole and absolute discretion. Further, the Company may refuse to transfer on its books record ownership of Company Common Stock which shall have been Transferred in violation of this Agreement or to recognize any transferee as one of the Company’s shareholders for any purpose (including without limitation, for purposes of dividend and voting rights) until all applicable provisions of this Agreement have been complied with in full. Shareholder may transfer the Company Common Stock to its affiliates who execute an amendment to this Agreement, agreeing to be bound by all of its terms and conditions.

3.    Termination. This Agreement shall, unless otherwise agreed to by the parties hereto, terminate on the three year anniversary of the date hereof.

4.    Miscellaneous.

(a)    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

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(b)    Further Assurances. The Shareholder and the Company will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

(c)    Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(d)    Entire Agreement. This Agreement (including the documents and the instruments referred to herein, which are incorporated herein by this reference and made an integral part hereof as if fully set forth herein) constitute the entire agreement among the parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, both oral and written, between the parties hereto with respect to the subject matter hereof.

(e)    Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

(f)    Governing Law, Venue and Service of Process. The validity, interpretation and performance of this Agreement shall be governed by the substantive laws of the State of Florida, without the application of any principle that leads to the application of the laws of any other jurisdiction. Any proceeding arising between the parties in any manner pertaining to this Agreement shall be held in Miami-Dade County, Broward County or Palm Beach County, Florida, and the parties hereto hereby consent to personal jurisdiction in the state and federal courts located within such venues. Each party waives personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to such party at the address set forth above, such service to become effective five business days after mailing.

(g)    Waiver of Jury Trial. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY.

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(h)    Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

(i)    Notices. Any notice required or permitted to be delivered to any party to this Agreement shall be deemed to have been given three (3) business days after having been sent by airmail, postage prepaid, or on the date delivered if hand delivered or the business day after the day sent by overnight courier for next business day delivery, and addressed to the respective party at the address set forth above or such other address as shall be specified by written notice.

(j)    Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(k)    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

(l)    No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(m)    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute but one and the same original instrument.

(n)    Legal Fees. If legal proceedings are commenced in connection with this Agreement, the party which does not prevail in such proceedings shall pay the reasonable attorneys’ fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

(o)    Gender. All words used herein, irrespective of the number and gender specifically used, shall be deemed and construed to include or mean any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

(p)    Construction. This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

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IN WITNESS WHEREOF, the Company and the Shareholder have executed this Standstill Agreement as of the date first above written.

DDS TECHNOLOGIES USA, INC.,

By:
Name:
Title:

HIGH SPEED FRAGMENTATION B.V.

By:
Name:
Title:

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